Exhibit 99.1

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06830 Tel: 203-622-3131 Fax: 203-622-6080 unitedrentals.com

UNITED RENTALS EXTENDS EXPIRATION OF CONSENT SOLICITATIONS
BY TWO DAYS TO SEPTEMBER 9, 2005

Greenwich, Conn. – September 1, 2005 – United Rentals, Inc. (NYSE: URI) today announced that it has extended the expiration time for its pending solicitations of consents from holders of its outstanding bonds and QUIPs securities. As extended, the consent solicitations are now scheduled to expire at 5:00 p.m., New York City time, on September 9, 2005.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of more than 730 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s 13,200 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 600 different types of equipment with a total original cost of $3.9 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at unitedrentals.com.

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Contacts: Chuck Wessendorf VP, Investor Relations and Corporate Communications United Rentals, Inc. (203) 618-7318 cwessendorf@ur.com	Alfred Colangelo VP, Finance United Rentals, Inc. (203) 618-7141 acolangelo@ur.com